United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(11,850)
Unrealized Gain (Loss) on Market Value of Futures	1,114,510
Interest Income	18,879
Total Income (Loss)	$1,121,539

Expenses
Investment Advisory Fee	$5,195
K-1 Tax Expense	2,900
NYMEX License Fee	346
Non-interested Directors' Fees and Expenses	272
Brokerage Commissions	250
Total Expenses	$8,963
Net Gain (Loss)	$1,112,576

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/08	$10,626,810
Net Gain (Loss)	1,112,576

Net Asset Value End of Period	$11,739,386
Net Asset Value Per Unit (200,000 Units)	$58.70

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States 12 Month Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502